EXHIBIT 10.4
                               FIRST AMENDMENT TO
                    EMPLOYMENT AND NON-COMPETITION AGREEMENT

      This FIRST AMENDMENT TO EMPLOYMENT AND NON-COMPETITION
AGREEMENT (this "First Amendment"), made and entered into this 9th day of February, 1996 but effective for all intents and purposes as of December 2, 1994, by and between De-Ro/Suncoast, Inc., a Delaware corporation ("Newco") and Larry Stadler (the "Employee"),

                                  WITNESSETH:

      WHEREAS, the parties hereto have entered into an Employment and Non-Competition Agreement dated as of December 2, 1994 (the "Original Employment Agreement").

      WHEREAS, the parties desire to correct certain provisions of the Original Employment Agreement.

      NOW, THEREFORE, in consideration of the mutual terms conditions and covenants set forth herein, and intending to be legally bound, the parties hereto agree as follows:

      SECTION 1. DEFINITIONS. Any initially-capitalized term contained herein and not otherwise defined herein shall have the meaning given such term in the Original Employment Agreement.

      SECTION 2. AMENDMENT TO ORIGINAL EMPLOYMENT AGREEMENT. Section 4 of the Original Employment Agreement is hereby deleted and restated in its entirety to read as follows:

            SECTION 4. COMPENSATION.

                  (a) DEFINITIONS. For purposes hereof, the term "Before-Tax
            Income" for any given fiscal year shall mean the earnings of Newco before all federal income taxes, as reflected on the statements of income of the Company prepared in connection with the audited annual consolidated financial statements of Travis International, Inc. (the "Financial Statements"), which Financial Statements shall deduct from Before-Tax Income any payments made to Travis under the Management Contract (as defined in the Suncoast Purchase Agreement). For purposes hereof, the term "Audit Date" shall mean the date of completion of the audit of the consolidated financial statements of Travis as of and for the fiscal year ending September 30, 1995 and for each subsequent fiscal year to and including September 30, 2002. In no event shall the Audit Date be later than 120 days after the end of the applicable fiscal year.

                  (b) BASE SALARY. For all services rendered by Employee in any capacity during his employment under this Agreement, including, without limitation, services as an executive, officer, director, or member of any

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            committee of Newco or of any subsidiary or division thereof, Newco shall pay Employee as compensation a salary at the rate of not less than One Hundred Fifty Thousand Dollars ($150,000) per annum. Such salary be payable in accordance with the customary payroll practices of Newco, but in no event less than semi-monthly, and shall be subject to applicable withholding and other taxes. During the period of this Agreement, Employee's salary shall be reviewed at least annually. Such review shall be conducted by the board of directors of Newco, or a committee designated by the board of directors, and such board or committee may (but is under no obligation to) increase said salary, but shall not decrease said salary.

                  (C) EARNINGS BONUS. In addition to the consideration payable to the Employee under clause (b) above, Employee shall be entitled to receive annual bonuses based on the Before-Tax Income of Newco, which annual bonus shall be calculated in the following manner:

                        (i) In the event Before-Tax Income for the partial
                  fiscal year of Newco beginning on the date hereof (the "Closing Date") and ending on September 30, 1995 equals or exceeds an amount equal to $2739.73 times the number of days elapsed from the Closing Date to and including September 30, 1995, Newco shall pay to the Employee an amount equal to 7.5% of the Before-Tax Income in excess of such amount for such period, such payment to be made on or before the tenth day after the Audit Date with respect to such fiscal year;

                        (ii) In the event Before-Tax Income for any of the
                  fiscal years of Newco ending on September 30 of 1996, 1997, 1998, 1999, 2000 or 2001 equals or exceeds $1,000,000, Newco shall with respect to any such fiscal year pay to the Employee an amount equal to 7.5% of the Before-Tax Income in excess of such amount, such payment to be made on or before the tenth day after the Audit Date with respect to each such fiscal year; and

                        (iii) In the event Before-Tax Income for the partial
                  fiscal year of Newco beginning on October 1, 2001 and ending on the seventh anniversary of the Closing Date equals or exceeds an amount equal to $2739.73 times the number of days elapsed from the October 1, 2001 to and including such seventh anniversary, Newco shall pay to the Employee an amount equal to 7.5% of the Before-Tax Income in excess of such amount for such period, such payment to be made on or before the tenth day after the Audit Date with respect to such fiscal year.

                        (iv) In no event shall the aggregate amount payable to
                  the Employee under this Section 4(c) exceed Three Hundred Seventy-Five Thousand Dollars ($375,000).

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                  (d) DISCRETIONARY BONUS. In addition to the consideration
            payable to the Employee under clauses (b) and (c) above, the Employee shall from time to time be eligible for bonuses as shall be determined by the board of directors of Newco in its sole discretion.

                  (e) BENEFITS. Until the termination of the Employee's
            employment pursuant to this Agreement, the Employee shall be eligible for participation in and to receive all benefits under welfare benefit plans, practices, policies and programs of Newco (including, without limitation, medical, disability, employee life, group life, accidental death and travel accident insurance plans and programs), as may be in effect from time to time for other employees of Newco, and under any stock purchase or stock option plans that may be in effect from time to time for other senior executives of Newco (unless a plan specific to the Employee is implemented or already in place, and such plan provides benefits to the Employee which are substantially similar to, or more generous than, the general plan in effect) it being agreed that the foregoing shall not require Newco to continue or to put into effect any plan, practice, policy or program. Employee shall be entitled to vacations in accordance with Newco's prevailing policy for its executives.

                  (f) REIMBURSEMENT OF EXPENSES. Newco shall reimburse the
            Employee for all reasonable and proper travel and out-of-pocket expenses incurred by Employee in connection with the performance of his duties, all in accordance with Newco's written policies as provided to Employee from time to time, as to the allowable amount of such expenses and the provision of itemized reports.

                  (f) COMPANY CAR. For the term hereof, Newco shall, at its sole cost and expense, maintain for the exclusive use of the Employee the Chevrolet Suburban VIN # 1GNEC16K2NJ339430 currently provided the Employee by the Company, and shall replace such automobile with a substantially similar automobile or automobiles as often as is reasonably necessary (as is agreed by the Employee and Newco). Newco shall be responsible for all costs of fuel, maintenance and repair with respect to any automobile provided the Employee under this
            Section 4(g). Employee hereby acknowledges and agrees that his personal use of the car hereunder is compensation income as required by the Internal Revenue Code."

      SECTION 3. EFFECT. This First Amendment shall be effective only for the specific purposes set forth herein, and, except as modified by this First Amendment, the terms, covenants and provisions of the Original Employment Agreement is hereby ratified and confirmed and shall continue in full force and effect.


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      IN WITNESS WHEREOF, the Employee has hereunto set his hand and Newco has caused this First Amendment to be executed in its name on its behalf, all as of the day hereinabove first written.

                              "EMPLOYEE"

                              ___________________________________________
                              Larry Stadler


                              "NEWCO"

                              De-Ro/Suncoast, Inc.


                              By: _______________________________________
                                    Kirby Attwell
                                    Title: President


                                    JOINDER


      Travis hereby consents to the foregoing First Amendment to Employment and Non-Competition Agreement.


                              TRAVIS INTERNATIONAL, INC.


                              By: _______________________________________
                                    Kirby Attwell
                                    Title:  President

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